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                                EXHIBIT (4)(a)

                                                           AGENCY AGREEMENT AND
[LOGO OF HAMPSHIRE FUNDING, INC. APPEARS HERE]        LIMITED POWER OF ATTORNEY
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Hampshire Funding, Inc., One Granite Place, P.O. Box 2005, Concord,
NH 03302-2005

Check Applicable Box:  [_]  Original Agreement   [_]  Modification of Agreement

Subject to the agreement of Hampshire Funding, Inc.  (the "Company")

I (We) (the "Participant(s)") hereby establish a Hampshire Funding, Inc. Program for the Acquisition of Mutual Fund Shares and Insurance (the "Program") which Program is described in the Company's Prospectus (the "Prospectus").
This Agency Agreement and Limited Power of Attorney (the "Agreement") shall be governed by and interpreted in accordance with the laws of the State of New Hampshire. Singular nouns and pronouns shall be read in the plural, where applicable.

I hereby appoint the Company as my Agent and attorney-in-fact and assign and transfer to the Company as my Agent all my interest in my investment account(s) and in any future additions thereto which are or will be held pursuant to my Program (hereinafter referred to as the "Account") with open-end investment companies registered under the Investment Company Act of 1940 (hereinafter referred to as the "Fund") and all shares of the Fund (hereinafter referred to as the "Shares"), except the right to vote as a shareholder in all matters relating to the Fund. The Account and Shares shall be held in the Company's name or in that of its nominee as custodian for my Account, which shall be held pursuant to the terms of this Agreement and the current Prospectus.

1. I hereby authorize the Company to make advances on my behalf to pay premiums as they become due or excess premiums as agreed to by the Company, including renewal premiums, on any insurance policy available through the Program for which I have instructed the Company to pay the premiums, or on any policies purchased to replace said policies.

This Agreement shall evidence my obligation to repay the advances as described herein. I agree to pay the Company the amount of all such advances, including interest at a per annum rate determined by the company, which may change at any time during the Program but which at no time shall be less than the nominal interest rate of 6% per annum nor more than 3 percentage points above the prime or base rate as quoted in the Wall Street Journal; nor more than the maximum rate permitted by the laws of the State of New Hampshire, which laws shall govern all matters of interest and charges hereunder. Any change in the interest rate made by the Company will become effective immediately without prior notice to the Participants. Interest will be compounded monthly, quarterly, semiannually or annually, which shall be determined by the frequency of the premium advances, i.e. the premium payment mode for the policy. The aggregate advances plus accrued interest is hereinafter referred to as the "Account Indebtedness". I hereby pledge with and authorize the Company to hold as custodian and pledge my Shares as collateral security for the payment of the Account Indebtedness in accordance with the terms herein and those of the current Prospectus. I understand and agree that if I do not pay the accrued interest upon its due date, the due date of the subsequent premium, the principal amount of my Account Indebtedness shall be increased by the amount of all accrued interest, the intent being that interest not paid when due shall be deemed thereafter to be principal and shall be treated in the same manner as advances made for insurance premiums.

2. I authorize the Company as my attorney-in-fact to accept on my behalf and acknowledge the receipt of disclosure statements for the extension of credit under the applicable regulations of the Federal Truth-In-Lending Act, if any, for subsequent delivery to me.

3. I further hereby authorize the Company to assign and transfer my Account indebtedness, and any Shares pledged to the Company as required to secure such Account Indebtedness as collateral security for the Company's indebtedness pursuant to any financing arrangements with certain lenders, but only to the extent of the Account Indebtedness plus the current premium or premiums of the policies listed above. Such Account Indebtedness and the Shares pledged to secure the Company's Indebtedness shall not exceed my Account Indebtedness and the Shares pledged to the Company in accordance with the terms of the Prospectus. I further understand that in the event any of my pledged Shares are sold or redeemed pursuant to the terms of this Agreement, the Prospectus, or the Company's financing arrangements, my financial responsibility will be limited by the amount of my Account Indebtedness to the Company; that the proceeds of the sale or redemption of any Shares in excess of my Account Indebtedness will be paid to me as though I specifically requested withdrawal of the same, unless investment thereof is directed by me in writing, via mail or facsimile, in which event I understand: (i) regular investment charges, if any, will be charged with respect to any purchase of additional Shares; (ii) the number of Shares so sold or redeemed shall not exceed the number of full Shares the sale or redemption value of which will provide cash equal to my Account Indebtedness hereunder; and (iii) any pledged Shares not sold or redeemed to satisfy my Account Indebtedness will be delivered to my Account and released from all pledge arrangements contemplated hereby.

4. I understand that I may at any time elect to pay the interest on my Account Indebtedness in cash or to prepay in cash my Account Indebtedness in full or in part, provided that I pay fees and charges as stated in the Prospectus which is current at the time of termination or payment of Account Indebtedness. If the Account Indebtedness is prepaid in full, the Program and this Agreement will terminate.

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5.  I authorize the Company, as my attorney-in-fact, to execute on my behalf any stock transfer power subject to the limitations stated herein and in the Prospectus.

6. I agree to pay the Company annually an administrative charge which will reasonably compensate it for its services pursuant hereto. Unless such administrative charge is paid by me in cash, the Company, at its discretion, hereby is further authorized to pay this charge by redeeming Shares in the amount equal to such charge or to increase my Account Indebtedness by an amount equal to that charge. I also understand that I may pay the entire administrative charges over the life of the Program by paying, at the time this Agreement is signed, a nonrefundable lump sum fee. I also agree to pay all termination fees and liquidation charges upon termination of the Program and all charges for special services in accordance with the current Prospectus.

7. This Appointment and Agreement may be terminated effective immediately by me upon written notice mailed or transmitted via facsimile to the Company and will be terminated by the Company upon the happening of any of the following events:
1) the death of all Participants of the Program; 2) the death of all Insureds covered by a policy (ies) under the Program; 3) if the Shares held as collateral for the Account Indebtedness fail to meet the minimum collateral requirements due either to a decline in value of the Shares or an increase in the Account Indebtedness as set forth in the Prospectus; 4) if the Program fails to meet the Program's minimum investment requirements set forth in the Prospectus due to a decrease in the insurance premiums advanced under the Program unless waived by the Company to the extent permitted by law; 5) the date ten (10) years from the due date of the initial premium advanced (Normal Expiration Date), unless extended by mutual agreement between the Company and the Participant; or 6) upon the inability of the Company to provide or arrange for financing of premiums. If the Participant is a corporation, "death of all Participants" shall be read "the dissolution, or bankruptcy" of the corporation or the appointment of a trustee or receiver for its property; if a Trustee pursuant to a valid trust instrument, the termination of the trust. Notwithstanding such termination, the appointments made hereunder shall continue in effect for the purpose of redeeming my Shares or otherwise effecting payment of my Account Indebtedness. The Company, any lender, and the Fund shall be entitled to rely and act upon the authority granted by me under this Agreement until each of them respectively has received actual written notice of its revocation or termination.

8. I understand that the Company cannot give any assurance that the proposed insured, in an application for a policy to be included in a Program, will qualify for insurance. No fees charged at the initiation of a Program apply to insurance, thus no conditional receipt for insurance coverage will be issued; that is, I will be without insurance coverage until (i) the application for insurance is approved and (ii) the expiration of 31 days from the date of purchase of the mutual fund shares. If I wish to conditionally obtain insurance coverage prior to completion of the underwriting process, I may pay an additional premium payment equal to one-twelfth of the scheduled annual premium for my Program, or fifty dollars, whichever is greater, in exchange for a conditional receipt at the time the insurance application is completed. I understand that such conditional insurance coverage may not be available in all cases.

9. Upon termination of this Agreement, the Program shall terminate and a sufficient number of Shares held as collateral will be redeemed on a purely discretionary basis by the Company to pay off the Account Indebtedness. The remaining shares received from a pledgee or otherwise will be reregistered in the name of the Participant. No investment of cash received in my Account upon termination of this Agreement shall be made by the Company unless investment thereof is directed by me in writing, in which event regular investment charges will be made.

10. Subject to the agreement of the Company, the Participant in this Program may be changed. The successor Participant must determine that the investment is suitable for him/her and adopt all the terms of this Agreement as his/her own, including the assumption of liability for the Account Indebtedness.

11. A policy may be added to the Program or the Program modified after its inception upon agreement with the Company. However, the Program, if not otherwise terminated, shall still terminate on the Normal Expiration Date, unless extended by mutual agreement between the Company and the Participant.

12. The Program and all Shares held and/or purchased under the terms of a Program for which there is more than one Participant will be held by Hampshire Funding, Inc. as Custodian for all Participants as Joint Owners with rights of survivorship, irrespective of the ownership of any shares prior to the commencement of the Program.

Federal Reserve Board Regulation Z
Disclosure Statement

    All figures assume: 1) this Agreement will be in full force and effect until the date ten (10) years from the due date of the initial premium advanced under the Program, when the full amount of the loan (Account Indebtedness) will be repaid; 2) the annual administrative charges are financed unless otherwise indicated; 3) the interest rate, which is a variable rate and subject to change at any time, remains the same throughout the ten year period of this Agreement; and 4) no charges have been incurred for special services due to modification of the Program.

If premiums of a variable or dynamic life insurance policy are paid under the Program, the amount and timing of payments are assumed to follow the recommended payment schedule for the policy's current interest rate, which is provided by the appropriate insurance company. These figures may change over the life of the Program,


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depending upon deviations from the payment schedule, changes in the policy's interest rate, which is variable, and the policy's face amount.

    1. Amount Financed, the amount of credit provided to you on your behalf $______________.
    2.  FINANCE CHARGE, the dollar amount the credit will cost you
        $______________.
    3. Total of Payments, the amount you will have paid when you have repaid the loan $____________.
    4. ANNUAL PERCENTAGE RATE, the cost of your credit as a yearly rate. Excluding annual administrative fee _______. Including annual administrative fee ________.

You have the right to receive a written itemization of the Amount Financed. Do you desire an itemization?

                  [_] Yes     [_] No

DEFAULT CHARGE: There are no default, delinquency or collection charges. Reasonable fees will be charged for special services such as loan reductions, protested checks, changes in frequency of advances, changes from one mutual fund account to another, redemption of mutual fund shares, and others.

PREPAYMENT: A termination fee and liquidation charges will be imposed if the Account Indebtedness is prepaid in full; reasonable fees also will be charged if the loan balance is reduced. Refer to the terms of this Agreement and the Prospectus which is current at the time of termination or payment of Account Indebtedness for information regarding these fees and charges and relating to default, your obligation to maintain adequate security, the right of Hampshire Funding, Inc. to terminate the Program and require repayment of the Account Indebtedness and any other transaction charges which may have been incurred.

VARIABLE RATE: The Annual Percentage Rate may increase or decrease at any time during the term of the Program at the discretion of Hampshire Funding, Inc. The nominal interest rate will in no event be less than 6% per annum nor exceed 3 percentage points above the prime or base rate as quoted in the Wall Street Journal. An increase in the rate will mean a larger amount will be due upon termination of the Program; additional collateral may be required in accordance with the Margin Requirements of the Company. For example, if a Participant were paying annual premiums of $1,000 at a nominal interest rate of 12.000% for the ten year life of the Program, the Total of Payments, including the administrative fee would be $20,833.86 with an Annual Percentage Rate of 13.016%. If the Participant were paying the same premium at a nominal interest rate of 13.000% for the ten year life of the Program, the Total of Payments, including the administrative fee would be $22,063.18 with an Annual Percentage Rate of 14.015%, rather than the figures shown above. See the Prospectus for further details relating to the Margin Requirements.

SECURITY: The Account Indebtedness is secured by the pledge of your Shares as described in this Agreement and the current Prospectus.

CREDIT INSURANCE: Credit life and disability insurance are not required to obtain credit.


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                            MODIFICATION OF PROGRAM  [_] check box if applicable

This Modification of Program contains the Federal Reserve Board Regulation Z Disclosure Statement for

[_]  addition of policy number(s)

[_]  increase in premiums to be advanced due to modification of policy number(s)

in Hampshire Funding, Inc. Program No. ______________, established pursuant to an Agency Agreement and Limited Power of Attorney executed by Hampshire
Funding, Inc. and __________________, on _______________________, with an expiration date of __________________________.
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I ACKNOWLEDGE, PRIOR TO THE CONSUMMATION OF THE TRANSACTION DISCLOSED HEREIN,
RECEIPT OF A COPY OF THIS AGREEMENT CONTAINING THE DISCLOSURES REQUIRED BY FEDERAL LAW. I FURTHER ACKNOWLEDGE A COPY OF ALL APPLICABLE PROSPECTUSES (E.G., THE COMPANY PROSPECTUS, MUTUAL FUND PROSPECTUS AND VARIABLE PRODUCT PROSPECTUS). I UNDERSTAND I WILL RECEIVE AN EXECUTED COPY OF THIS AGREEMENT AFTER IT HAS BEEN COUNTERSIGNED BY THE COMPANY. I ALSO UNDERSTAND THAT I HAVE THE RIGHT TO PURCHASE LIFE INSURANCE ONLY, EQUITY PRODUCTS ONLY, OR BOTH LIFE INSURANCE AND EQUITY PRODUCTS SEPARATELY.

*Participant (1)                       *Participant (2)
 Signs X                               Signs X


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 Street                                 Street

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 Town           State          Zip      Town             State             Zip

 Date:                                  Date:
      -----------------------------          -----------------------------------

Hampshire Funding, Inc. hereby accepts and agrees to act under the foregoing Agency Agreement and Limited Power of Attorney.

        HAMPSHIRE FUNDING, INC.        By:
        P.O. BOX 2005                     --------------------------------------
        Concord, New Hampshire 03302   Date:
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Form 4-0701 Ed. 3/97                                                 Page 3 of 3

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